EXHIBIT 10.26
                           BERJAYA GROUP (CAYMAN) LTD.

                                    LEVEL 28
                            SHAHZAN PRUDENTIAL TOWER
                             30 JALAN SULTAN ISMAIL
                               50250 KUALA LUMPUR
                                    MALAYSIA

Roadhouse Grill, Inc.
6600 North Andrews Avenue
Suite 160
Fort Lauderdale, FL  33309

                          Re: Purchase of Common Stock

Gentlemen:

         This investment agreement ("Investment Agreement") sets forth the terms pursuant to which the undersigned (referred to as "Purchaser") shall be legally bound. Purchaser agrees to purchase from Roadhouse Grill, Inc. (the "Company") and the Company agrees to sell to Purchaser Two Million Three Hundred Sixty One Thousand One Hundred Eleven (2,361,111) shares (the "Shares") of the Company's Common Stock for $3.60 per share. In December 1995, Purchaser paid the Company $3,500,000. In April 1996 Purchaser paid the Company $2,000,000. Purchaser has agreed to pay the Company an additional $3,000,000 on or before May 8, 1996. The issuance of the Shares shall occur as payment for the shares are received from Purchaser. Upon execution of this Agreement, the Company will issue to Purchaser a certificate representing One Million Five Hundred Twenty Seven Thousand Seven Hundred Seventy Eight Shares. Purchaser further sets forth statements upon which the Company may rely to determine the suitability of the Purchaser to acquire the Shares.

I      PRIVATE OFFERING. Subject to the terms and conditions set forth in this
Investment Agreement, Purchaser hereby tenders this offer to purchase the Shares.

         1. REPRESENTATIONS, WARRANTIES, AND AGREEMENTS OF PURCHASER. In connection with Purchaser's investment or subscription, Purchaser hereby makes the following representations, warranties, and agreements and confirms the following understandings:

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              (a) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Shares;

              (b) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

              (c) it has received and reviewed the financial statements and projections of the Company, and it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management;

              (d) it has made an independent investigation of the business of the Company and is making this investment as a result of this investigation and not as a result of any projections made by the Company;

              (e) the Shares being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

              (f) it understands that (i) the Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) or Section 3(b) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Shares will bear a legend to such effect, and (iv) the Company will make a notation on its transfer books to such effect;

              (g) if an entity and not a natural person, it is validly existing under the laws of the state of its organization and the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of, state law or its Charter or other organizing documents;

              (h) it has full right, power and authority to execute this Investment Agreement and to perform its obligations, hereunder and thereunder.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants, as of the date hereof and the time of the Closing, as follows:

              (a) ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Company is a corporation incorporated and organized under the laws of the State of Florida and its status is active, and it is qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where

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the failure to be so qualified would not have a material adverse effect on the financial condition, results of operations, business or properties of the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement.

              (b) AUTHORIZATION OF AGREEMENTS, ETC.

                   (i) The execution and delivery by the Company of this Agreement, the performance by the Company of its obligation hereunder and the issuance, sale and delivery of the Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Charter of the Company, or the By-laws of the Company, or any provision of any indenture, agreement or to her instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice of lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                   (ii) The Shares have been duly authorized and, when the Shares are issued in accordance with this Agreement, the Shares will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company.

              (c) VALIDITY. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

              (d) AUTHORIZED CAPITAL STOCK. The authorized capital stock of the Company consists of (i) 10,000,000 shares of preferred stock and (ii) 30,000,000 shares of Common Stock. Immediately prior to the issuance of the Shares and assuming no conversion of the Series A Preferred Stock or the Series B Preferred Stock, 11,761,871 shares of Common Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, and 3,525,000 shares of the Series A Preferred Stock and 2,350,025 shares of the Series B Preferred Stock will have been issued. All of the outstanding securities of the Company were issued in compliance with all applicable federal and state securities laws.

              (e) GOVERNMENTAL APPROVALS. Subject to the accuracy of the representations and warranties of the Purchaser set forth in Section 2, no approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by the Company or the consummation of the transactions described herein, except as disclosed herein.

         3. RIGHT OF FIRST REFUSAL. (a) In addition to the right of first refusal available to the holders of the Series A Convertible Preferred Stock, prior to (or as soon thereafter as is reasonably practical) any issuance by the Company of any of its securities (other than debt securities with no equity feature), the Company shall offer to the Purchaser so long as Purchaser continues to hold at

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least fifty percent (50%) of the shares (both common and Series A Preferred shares) held by Purchaser immediately after the transfer of the Shares purchased hereby, and until immediately after such time as the Company issues securities pursuant to an initial public offering, the right to purchase a pro rata amount (based on Purchaser's percentage ownership of all of the Common Stock of the Company assuming the conversion of the Series A Preferred Shares prior to such issuance) of such securities for cash at an amount equal to the price or other consideration for which such securities are to be issued; provided, however, that in the event of an initial public offering, Purchaser shall not be entitled to purchase from the Company any securities that will result in Purchaser's being the "beneficial owner," as that term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, of more than twenty percent (20%) of the issued and outstanding shares of Common Stock of the Company on, a fully diluted basis; further provided, that the first refusal rights of Purchaser pursuant to this Section shall not apply to securities issued upon conversion of any of the Class A Preferred Stock or Class B Preferred Stock.

         In the event of a private sale of securities, the Company shall promptly notify Purchaser, in writing, of any issuance or proposed issuance of securities. In the event of an initial public offering, the Company shall notify Purchaser, in writing, of its intention to issue securities within five (5) business days of the filing of the registration statement for the Company's securities. In the case of either a private sale of securities or an initial public offering, such written notice shall include (i) the aggregate amount of securities to be offered, (ii) the amount of securities offered to Purchaser (such amount to be adjusted on the pricing date, in the event of an initial public offering), (iii) the offering price of the securities (or, in the event of any initial public offering, the anticipated range of prices for the offering), (iv) the payment terms and (v) in the event of an initial public offering, the anticipated effective date of the registration statement for the Company's securities.

         Purchaser may accept the Company's offer as to the full amount of securities offered to it or any lesser amount, by written notice thereof no later than thirty (30) days from the date of notice from the Company, and (i) in the event of a private sale of securities, the Company shall promptly sell and Purchaser shall buy, upon the terms specified, the amount of securities agreed to be purchased by Purchaser and (ii) in the event of an initial public offering of securities, the Company shall sell and Purchaser shall buy, at the initial public offering price, with payment for the securities due on the date of closing of the initial public offering, or such other date as may be agreed to by the parties, the amount of securities agreed to be purchased by Purchaser.

         The first refusal rights of the Purchaser pursuant to this Section shall not apply to securities issued (A) upon the exercise of the Warrants, (B) upon the exercise of the options currently issued to J. David Toole, III, (C) upon conversion of any of the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock or (D) pursuant to the Company's Option Plan.

              (b) The Company shall be free at any time prior to one hundred twenty (120) days after the date of its notice of offer pursuant to this Section, to offer and sell to any third party or parties the number of such securities not agreed by the Purchaser to be purchased by them, at a price and on payment terms no less favorable to the Company than those specified in such notice of offer. However, if such third party sale or sales are not consummated within such one hundred twenty (120)

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day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section.

         4. MODIFICATION, DISCHARGE, TERMINATION. Neither this Investment Agreement nor any provisions hereof shall be modified, discharged, or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge, or termination is sought.

         5. NOTICES. Any notice, demand, or other communication that any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, registered or certified, return receipt requested, addressed to such address as may be given herein; or (b) delivered personally at such address.

         6. SEPARATE SIGNATURE PAGES. This Investment Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

         7. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Investment Agreement shall be binding upon and inure to Purchaser's benefit and the benefit of Purchaser's successors, legal representatives, and assigns.

         8. SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations, warranties, covenants, and agreements contained herein shall survive Purchaser's delivery of and payment for the Shares and acceptance by Bolduc of its subscription to acquire the Shares.

         9. ENTIRE AGREEMENT. This Investment Agreement contains the entire agreement of the parties, and there are no representations, covenants, or other agreements except as stated or referred to herein.

         10. GOVERNING LAW, This Investment Agreement shall be governed by and construed in accordance with the laws of the State of Florida, both substantive and remedial.

         11. SEVERABILITY - if any provision of this Investment Agreement shall be held to be void or unenforceable under the laws of any place governing its construction or enforcement, this Investment Agreement shall not be void or vitiated thereby, but shall be construed to be in force with the same effect as though such provisions were omitted.

         12. SECTION HEADINGS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Investment Agreement.

         Please confirm that the foregoing correctly sets forth our agreement by executing and returning one copy of this Agreement.

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                             BERJAYA GROUP (CAYMAN) LIMITED

                             By: /s/ ILLEGIBLE
                                ---------------------------
                             Title:
                                   ------------------------
                             Date: January 15, 1996
                                   ------------------------



Accepted:

ROADHOUSE GRILL, INC.



By: /s/ JOHN D. TOOLE, III
   ------------------------
Title: ____________________
Date: _____________________



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